NEWS	Exhibit 99.1

Mark Graff
SVP, Financial Planning and Investor Relations
(813) 830-5311

Bloomin’ Brands Announces 2021 Q3 Financial Results and Strong Operating Margin Expansion
Q3 Diluted EPS of $0.03 and Adjusted Diluted EPS of $0.57
Q3 Comparable Restaurant Sales Growth of 18.3% at Outback Steakhouse and 25.5% Combined U.S.
Fourth Quarter-to-Date U.S. Comp Sales Trends Ahead of Industry

TAMPA, Fla., November 2, 2021 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the third quarter 2021 (“Q3 2021”) compared to the third quarter 2020 (“Q3 2020”).

CEO Comments
“Q3 represented another quarter of strong results with significant sales, margin and earnings growth,” said David Deno, Chief Executive Officer. “This performance is a result of the great work by our employees in the restaurants and the restaurant support center. Recently, we have seen inflationary pressures in our business and have levers available to combat these headwinds and achieve our margin targets. We remain confident in our strategy and are well positioned to deliver our long-term goals of growing healthy sales, optimizing margins, and increasing cash flow.”

Diluted EPS and Adjusted Diluted EPS
The following table reconciles Diluted earnings (loss) per share attributable to common stockholders to Adjusted diluted earnings (loss) per share for the periods indicated:

	Q3
	2021	2020	CHANGE	Q3 2019 (1)
Diluted earnings (loss) per share attributable to common stockholders	$0.03	$(0.20)	$0.23	$0.11
Adjustments (2)	0.54	0.08	0.46	(0.01)
Adjusted diluted earnings (loss) per share (2)	$0.57	$(0.12)	$0.69	$0.10

___________________
(1)Presented for improved comparability.
(2)Includes a $61.9 million payment made to the founders of our Carrabba’s Italian Grill concept in the third quarter of 2021 in connection with an agreement to terminate future royalty payments. See Non-GAAP Measures later in this release.

Third Quarter Financial Results

(dollars in millions)	Q3 2021	Q3 2020	CHANGE	Q3 2019 (1)
Total revenues	$1,010.5	$771.3	31.0%	$967.1

Restaurant-level operating margin	10.3%	10.7%	(0.4)%	12.9%
Adjusted restaurant-level operating margin (2)	16.8%	10.7%	6.1%	12.5%

GAAP operating income (loss) margin	1.5%	(1.8)%	3.3%	2.3%
Adjusted operating income (loss) margin (2)	8.2%	(1.3)%	9.5%	2.3%
___________________
(1)Presented for improved comparability.
(2)See Non-GAAP Measures later in this release.

•The increase in Total revenues was primarily due to: (i) higher comparable restaurant sales from in-restaurant dining and strong retention of off-premises sales, (ii) the net impact of restaurant openings and closures and (iii) higher franchise revenues.

•GAAP restaurant-level operating margin decreased primarily due to: (i) the Carrabba’s Italian Grill royalty termination, (ii) higher labor costs and commodity inflation and (iii) higher utilities, rent and operating expense. These decreases were partially offset by higher comparable restaurant sales and lower advertising expense.

•GAAP operating income margin increased primarily due to higher comparable restaurant sales from in-restaurant dining and strong retention of off-premises sales, and higher franchise revenues.

•Adjusted restaurant-level operating margin and adjusted operating income margin exclude the impact of the Carrabba’s Italian Grill royalty termination and are up significantly on a two-year basis to 2019.

Third Quarter Comparable Restaurant Sales
Third quarter U.S. comparable restaurant sales results were positive on a two-year basis given strong retention of off-premises sales. In August 2021, sales began decelerating due to traditional seasonality and concerns over the Delta variant. In addition, there was significant promotional activity during 2019 at Outback Steakhouse that we chose not to replicate in 2021 given the evolving consumer environment, including offers tied to the launch of our third party delivery channel. Despite these headwinds in Q3, U.S. comparable restaurant sales increased 9.5% when compared to Q3 2019.

The following table includes Company-owned comparable restaurant sales for the third quarter ended September 26, 2021 relative to 2019 and 2020:

	THIRTEEN WEEKS ENDED
	SEPTEMBER 26, 2021
Comparable restaurant sales (stores open 18 months or more):	COMPARABLE TO 2019 (1)	COMPARABLE TO 2020
U.S.
Outback Steakhouse	6.0%	18.3%
Carrabba’s Italian Grill	17.1%	28.8%
Bonefish Grill	5.7%	36.6%
Fleming’s Prime Steakhouse & Wine Bar	28.0%	59.6%
Combined U.S.	9.5%	25.5%
International
Outback Steakhouse - Brazil (2)	(5.1)%	109.8%
_________________
(1)Represents comparable restaurant sales increases (decreases) relative to 2019 for improved comparability due to the impact of COVID-19 on fiscal year 2020 restaurant sales.
(2)Outback Steakhouse Brazil results are reported on a one-month lag and are presented on a calendar basis. Represents results through August 31, 2021. Excludes the effect of fluctuations in foreign currency rates. Includes trading day impact from calendar period reporting.

Recent Sales Results - U.S.
The following tables include quarter-to-date U.S. Company-owned comparable restaurant sales for the four-week period ended October 24, 2021 and weekly U.S. comparable average unit volumes for the periods indicated. During this period the Company chose not to replicate 2019 marketing activities and promotions at Outback Steakhouse given the evolving consumer environment. This had a significant impact on 2021 comparable restaurant sales as compared to 2019.

	FOUR WEEKS ENDED
	OCTOBER 24, 2021
Comparable restaurant sales (stores open 18 months or more):	COMPARABLE TO 2019 (1)	COMPARABLE TO 2020 (2)
U.S.
Outback Steakhouse	0.3%	11.0%
Carrabba’s Italian Grill	13.1%	17.3%
Bonefish Grill	1.7%	22.8%
Fleming’s Prime Steakhouse & Wine Bar	30.2%	39.5%
Combined U.S.	5.0%	16.1%

	FOUR WEEKS ENDED
Comparable restaurant average unit volumes (weekly):	OCTOBER 24, 2021 (3)	OCTOBER 27, 2019 (3)
U.S.
Outback Steakhouse	$70,275	$70,065
Carrabba’s Italian Grill	$61,246	$54,159
Bonefish Grill	$57,069	$56,191
Fleming’s Prime Steakhouse & Wine Bar	$103,994	$79,859
Combined U.S.	$68,248	$65,036
_________________
(1)For the four-week period September 27, 2021 through October 24, 2021 as compared to September 30, 2019 through October 27, 2019.
(2)For the four-week period September 27, 2021 through October 24, 2021 as compared to September 28, 2020 through October 25, 2020.
(3)For the four-week periods September 27, 2021 through October 24, 2021 and September 30, 2019 through October 27, 2019, respectively.

Recent Sales Results - Brazil
Brazil’s fourth quarter-to-date comparable restaurant sales have continued to strengthen due to an increase in in-restaurant dining capacity for a majority of the country as COVID-19 case counts decline and vaccination rates increase. In São Paulo, which represents our largest market with 46% of stores, in-restaurant dining capacity increased to 80% on August 1, 2021, providing optimism about the continued recovery. The following tables include Brazil fourth quarter-to-date Company-owned comparable restaurant sales for the eight-week period ended October 24, 2021 and weekly comparable average unit volumes for the periods indicated:

	EIGHT WEEKS ENDED
	OCTOBER 24, 2021
Comparable restaurant sales (stores open 18 months or more):	COMPARABLE TO 2019 (1)	COMPARABLE TO 2020 (2)
International
Outback Steakhouse - Brazil (3)	7.0%	28.6%

	EIGHT WEEKS ENDED
Comparable restaurant average unit volumes (weekly):	OCTOBER 24, 2021 (4)	OCTOBER 27, 2019 (4)
International
Outback Steakhouse - Brazil (5)	$61,198	$58,088
________________
(1)For the eight-week period August 30, 2021 through October 24, 2021 as compared to September 2, 2019 through October 27, 2019.
(2)For the eight-week period August 30, 2021 through October 24, 2021 as compared to August 31, 2020 through October 25, 2020.
(3)Excludes the effect of fluctuations in foreign currency rates.
(4)For the eight-week periods August 30, 2021 through October 24, 2021 and September 2, 2019 through October 27, 2019, respectively.
(5)Translated at an average exchange rate of 5.36.

Q4 2021 Financial Outlook
The table below presents our expectations for selected fiscal Q4 2021 operating results. Our outlook assumes no significant business interruptions related to COVID-19 and contemplates the following:
•Continuing U.S. sales trends and includes a level of traditional Q4 seasonality;
•Achieving ongoing operating efficiencies from simplification efforts, waste reduction and lower advertising;
•Impact from Florida minimum wage increases due to legislative changes that went into effect in September, higher wage pressures and retention efforts, as well as increased commodity inflation; and
•Q4 Adjusted diluted earnings per share guidance of at least $0.50 represents growth of 56% versus Q4 2019.

Selected Financial Data:	Q4 2021 Outlook
Total revenues	At least $1.02B

EBITDA (1)	At least $115M

GAAP diluted earnings per share (2)	At least $0.45

Adjusted diluted earnings per share (3)	At least $0.50

_________________
(1)See EBITDA outlook reconciliation later in this release.
(2)Assumes weighted average diluted shares of approximately 109 million, which includes the dilutive impact of shares issuable in excess of the convertible note principal and excludes the benefit of the convertible notes hedge.
(3)Assumes weighted average adjusted diluted shares of approximately 98 million, which excludes common shares to be issued upon conversion of the 2025 Notes for the amount in excess of the principal since our convertible note hedge offsets the dilutive impact of the shares underlying the 2025 Notes.

Fiscal 2021 Financial Outlook
We are updating our 2021 financial outlook for the following items:
•Increased commodity inflation reflecting increases in protein costs, primarily chicken and seafood, as we acquired additional supply outside of our contracted terms due to higher sales volumes and strategic contract pricing to secure next year’s supply; and
•Higher labor inflation from increased wage pressures, training costs, and retention efforts.
All other aspects of our previously provided financial outlook remain unchanged. See the table below for more details.

Selected Financial Data:	Prior Outlook	Current Outlook
Commodity inflation	Approx. 1.0%	Approx. 1.5%

Labor inflation	3.0% - 3.5%	Approx. 4.5%

We will discuss current inflationary trends and preliminary thoughts on 2022 on our third quarter conference call.

Conference Call
The Company will host a conference call today, November 2, 2021 at 8:15 AM EDT. The conference call will be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

Non-GAAP Measures
In addition to the results provided in accordance with GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with GAAP and include the following: (i) Adjusted restaurant-level operating margin, (ii) Adjusted income (loss) from operations and the corresponding margin, (iii) Adjusted net income (loss), (iv) Adjusted diluted earnings (loss) per share, (v) Adjusted segment restaurant-level operating margin, (vi) Adjusted segment income (loss) from operations and the corresponding margin and (vii) Earnings before interest, taxes, depreciation and amortization (“EBITDA”).

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in tables five, six, seven and ten included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company operates more than 1,450 restaurants in 47 states, Guam and 19 countries, some of which are franchise locations. For more information, please visit www.bloominbrands.com.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments”, “Q4 2021 Financial Outlook” and “Fiscal 2021 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: consumer reaction to public health and food safety issues; the effects of the COVID-19 pandemic and uncertainties about its depth and duration, as well as the impacts to economic conditions and consumer behavior, including, among others: the inability of workers, including delivery drivers, to work due to illness, quarantine, or government mandates, temporary restaurant closures and capacity restrictions due to reduced workforces or government mandates, the unemployment rate, the extent, availability and effectiveness of any COVID-19 stimulus packages or loan programs, the ability of our franchisees to operate their restaurants during the pandemic and pay royalties, and trends in consumer behavior and spending during and after the end of the pandemic; competition; increases in labor costs and fluctuations in the availability of employees; price and availability of commodities; government actions and policies; increases in unemployment rates and taxes; local, regional, national and international economic conditions; consumer confidence and spending patterns; the effects of changes in tax laws; challenges associated with our remodeling, relocation and expansion plans; interruption or breach of our systems or loss of consumer or employee information; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; our ability to preserve the value of and grow our brands; the seasonality of the Company’s business; weather, acts of God and other disasters; changes in patterns of consumer traffic, consumer tastes and dietary habits; the cost and availability of credit; interest rate changes; and compliance with debt covenants and the Company’s ability to make debt payments and planned investments. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(in thousands, except per share data)	SEPTEMBER 26, 2021	SEPTEMBER 27, 2020	SEPTEMBER 26, 2021	SEPTEMBER 27, 2020
Revenues
Restaurant sales	$996,718	$766,487	$3,031,396	$2,338,985
Franchise and other revenues	13,745	4,773	43,906	19,071
Total revenues	1,010,463	771,260	3,075,302	2,358,056
Costs and expenses
Food and beverage costs	304,300	230,547	908,272	730,998
Labor and other related	290,246	246,861	859,883	761,667
Other restaurant operating	299,788	207,301	762,531	631,702
Depreciation and amortization	40,827	43,417	122,592	137,469
General and administrative	58,880	57,443	182,590	197,732
Provision for impaired assets and restaurant closings	1,585	(54)	8,962	66,223
Total costs and expenses	995,626	785,515	2,844,830	2,525,791
Income (loss) from operations	14,837	(14,255)	230,472	(167,735)
Loss on extinguishment and modification of debt	—	—	(2,073)	(237)
Other income (expense), net	5	1	26	(211)
Interest expense, net	(14,245)	(18,300)	(43,863)	(46,647)
Income (loss) before (benefit) provision for income taxes	597	(32,554)	184,562	(214,830)
(Benefit) provision for income taxes	(4,454)	(14,776)	24,827	(70,210)
Net income (loss)	5,051	(17,778)	159,735	(144,620)
Less: net income (loss) attributable to noncontrolling interests	1,602	(141)	4,879	(116)
Net income (loss) attributable to Bloomin’ Brands	3,449	(17,637)	154,856	(144,504)
Redemption of preferred stock in excess of carrying value	—	—	—	(3,496)
Net income (loss) attributable to common stockholders	3,449	(17,637)	154,856	(148,000)
Convertible senior notes if-converted method interest adjustment, net of tax	—	—	460	—
Diluted net income (loss) attributable to common stockholders	$3,449	$(17,637)	$155,316	$(148,000)

Earnings (loss) per share attributable to common stockholders:
Basic	$0.04	$(0.20)	$1.74	$(1.69)
Diluted	$0.03	$(0.20)	$1.42	$(1.69)

Weighted average common shares outstanding:
Basic	89,229	87,558	88,890	87,394
Diluted	107,783	87,558	109,410	87,394

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
U.S. Segment	SEPTEMBER 26, 2021	SEPTEMBER 27, 2020	SEPTEMBER 26, 2021	SEPTEMBER 27, 2020
Revenues
Restaurant sales	$898,790	$719,406	$2,789,142	$2,141,062
Franchise and other revenues	13,943	2,332	31,567	12,253
Total revenues	$912,733	$721,738	$2,820,709	$2,153,315
Restaurant-level operating margin	10.0%	11.4%	17.1%	9.4%
Income (loss) from operations	$47,294	$29,574	$334,326	$(21,968)
Operating income (loss) margin	5.2%	4.1%	11.9%	(1.0)%
International Segment
Revenues
Restaurant sales	$97,928	$47,081	$242,254	$197,923
Franchise and other revenues (1)	(198)	2,441	12,339	6,818
Total revenues	$97,730	$49,522	$254,593	$204,741
Restaurant-level operating margin	12.8%	(1.5)%	10.7%	5.7%
Income (loss) from operations	$1,412	$(7,926)	$7,419	$(18,209)
Operating income (loss) margin	1.4%	(16.0)%	2.9%	(8.9)%
Reconciliation of Segment Income (Loss) from Operations to Consolidated Income (Loss) from Operations
Segment income (loss) from operations
U.S.	$47,294	$29,574	$334,326	$(21,968)
International	1,412	(7,926)	7,419	(18,209)
Total segment income (loss) from operations	48,706	21,648	341,745	(40,177)
Unallocated corporate operating expense (2)	(33,869)	(35,903)	(111,273)	(127,558)
Total income (loss) from operations	$14,837	$(14,255)	$230,472	$(167,735)
____________________
(1)The thirteen and thirty-nine weeks ended September 26, 2021 includes an adjustment of $(3.2) million to reduce our initial recorded estimate and net $3.1 million benefit from the recognition of recoverable Program of Social Integration (“PIS”) and Contribution for the Financing of Social Security (“COFINS”) taxes, including accrued interest, respectively, within other revenues in connection with favorable court rulings in Brazil regarding the calculation methodology and taxable base.
(2)The thirteen and thirty-nine weeks ended September 27, 2020 include $4.2 million and $28.8 million, respectively, of charges that were not allocated to our segments related to our transformational initiatives.

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
(UNAUDITED)
(dollars in thousands)	SEPTEMBER 26, 2021	DECEMBER 27, 2020
Cash and cash equivalents	$76,337	$109,980
Net working capital (deficit) (1)	$(656,556)	$(626,250)
Total assets	$3,218,602	$3,362,107
Total debt, net	$839,151	$1,036,480
Total stockholders’ equity	$166,336	$10,957
_________________
(1)We have, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). We operate successfully with negative working capital because cash collected on Restaurant sales is typically received before payment is due on our current liabilities, and our inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are typically used to service debt obligations and to make capital expenditures.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN RECONCILIATIONS
(UNAUDITED)
Consolidated	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(dollars in thousands)	SEPTEMBER 26, 2021	SEPTEMBER 27, 2020	SEPTEMBER 26, 2021	SEPTEMBER 27, 2020
Income (loss) from operations	$14,837	$(14,255)	$230,472	$(167,735)
Operating income (loss) margin	1.5%	(1.8)%	7.5%	(7.1)%
Less:
Franchise and other revenues	13,745	4,773	43,906	19,071
Plus:
Depreciation and amortization	40,827	43,417	122,592	137,469
General and administrative	58,880	57,443	182,590	197,732
Provision for impaired assets and restaurant closings	1,585	(54)	8,962	66,223
Restaurant-level operating income	$102,384	$81,778	$500,710	$214,618
Restaurant-level operating margin	10.3%	10.7%	16.5%	9.2%

U.S.	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(dollars in thousands)	SEPTEMBER 26, 2021	SEPTEMBER 27, 2020	SEPTEMBER 26, 2021	SEPTEMBER 27, 2020
Income (loss) from operations	$47,294	$29,574	$334,326	$(21,968)
Operating income (loss) margin	5.2%	4.1%	11.9%	(1.0)%
Less:
Franchise and other revenues	13,943	2,332	31,567	12,253
Plus:
Depreciation and amortization	33,421	35,057	100,645	110,005
General and administrative	21,998	19,732	66,043	68,955
Provision for impaired assets and restaurant closings	1,539	(86)	8,678	56,389
Restaurant-level operating income	$90,309	$81,945	$478,125	$201,128
Restaurant-level operating margin	10.0%	11.4%	17.1%	9.4%

International	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(dollars in thousands)	SEPTEMBER 26, 2021	SEPTEMBER 27, 2020	SEPTEMBER 26, 2021	SEPTEMBER 27, 2020
Income (loss) from operations	$1,412	$(7,926)	$7,419	$(18,209)
Operating income (loss) margin	1.4%	(16.0)%	2.9%	(8.9)%
Less:
Franchise and other revenues	(198)	2,441	12,339	6,818
Plus:
Depreciation and amortization	5,843	5,672	17,128	18,314
General and administrative	5,060	4,011	13,781	14,413
Provision for impaired assets and restaurant closings	28	—	27	3,640
Restaurant-level operating income (loss)	$12,541	$(684)	$26,016	$11,340
Restaurant-level operating margin	12.8%	(1.5)%	10.7%	5.7%

TABLE FIVE
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED				(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED QUARTER TO DATE
	SEPTEMBER 26, 2021		SEPTEMBER 27, 2020
Consolidated:	REPORTED	ADJUSTED (1)	REPORTED	ADJUSTED
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Food and beverage costs	30.5%	30.5%	30.1%	30.1%	(0.4)%
Labor and other related	29.1%	29.1%	32.2%	32.2%	3.1%
Other restaurant operating	30.1%	23.6%	27.0%	27.0%	3.4%

Restaurant-level operating margin (2)	10.3%	16.8%	10.7%	10.7%	6.1%

Segments - Restaurant-level operating margin:
U.S. (2)	10.0%	16.9%	11.4%	11.4%	5.5%
International (2)	12.8%	15.6%	(1.5)%	(1.5)%	17.1%

	THIRTY-NINE WEEKS ENDED				FAVORABLE (UNFAVORABLE) CHANGE IN ADJUSTED YEAR TO DATE
	SEPTEMBER 26, 2021		SEPTEMBER 27, 2020
Consolidated:	REPORTED	ADJUSTED (1)	REPORTED	ADJUSTED (1)
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Food and beverage costs	30.0%	30.0%	31.3%	30.9%	0.9%
Labor and other related	28.4%	28.4%	32.6%	32.6%	4.2%
Other restaurant operating	25.2%	23.0%	27.0%	27.0%	4.0%

Restaurant-level operating margin (2)	16.5%	18.6%	9.2%	9.5%	9.1%

Segments - Restaurant-level operating margin:
U.S. (2)	17.1%	19.4%	9.4%	9.6%	9.8%
International (2)	10.7%	11.9%	5.7%	6.7%	5.2%
_________________
(1)The table set forth below titled “Restaurant-level Operating Margin Adjustments” provides additional information regarding the adjustments for each period presented.
(2)The following categories of our revenue and operating expenses are not included in restaurant-level operating margin because we do not consider them reflective of operating performance at the restaurant-level within a period:
(a)Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.
(b)Depreciation and amortization which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.
(c)General and administrative expense which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate offices.
(d)Asset impairment charges and restaurant closing costs which are not reflective of ongoing restaurant performance in a period.

Restaurant-level Operating Margin Adjustments - Following is a summary of (favorable) unfavorable adjusted restaurant-level operating margin adjustments recorded in Other restaurant operating expense (unless otherwise noted below) for the following activities, as described in table six of this release for the periods indicated:

	THIRTEEN WEEKS ENDED	THIRTY-NINE WEEKS ENDED
(dollars in millions)	SEPTEMBER 26, 2021	SEPTEMBER 26, 2021	SEPTEMBER 27, 2020
Royalty termination expense	$(61.9)	$(61.9)	$—
Legal and other matters (i)	(2.7)	(2.7)	—
COVID-19 related costs (ii)	—	—	(9.9)
Asset impairments and closing costs	—	—	2.7
	$(64.6)	$(64.6)	$(7.2)
_________________
(i)Adjustment recorded within the international segment.
(ii)Includes $7.3 million of adjustments recorded in Food and beverage costs, including $2.0 million of adjustments recorded in the international segment. All other adjustments were recorded within the U.S. segment.

TABLE SIX
BLOOMIN’ BRANDS, INC.
INCOME (LOSS) FROM OPERATIONS, NET INCOME (LOSS) AND DILUTED EARNINGS (LOSS) PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(in thousands, except per share data)	SEPTEMBER 26, 2021	SEPTEMBER 27, 2020	SEPTEMBER 26, 2021	SEPTEMBER 27, 2020
Income (loss) from operations	$14,837	$(14,255)	$230,472	$(167,735)
Operating income (loss) margin	1.5%	(1.8)%	7.5%	(7.1)%
Adjustments:
Royalty termination expense (1)	61,880	—	61,880	—
Legal and other matters (2)	5,965	—	(372)	178
COVID-19-related costs (3)	—	—	—	79,218
Severance and other transformational costs (4)	—	4,200	—	28,847
Asset impairments and closure costs (5)	—	—	—	(2,205)
Total income (loss) from operations adjustments	67,845	4,200	61,508	106,038
Adjusted income (loss) from operations	$82,682	$(10,055)	$291,980	$(61,697)
Adjusted operating income (loss) margin	8.2%	(1.3)%	9.5%	(2.6)%

Diluted net income (loss) attributable to common stockholders	$3,449	$(17,637)	$155,316	$(148,000)
Convertible senior notes if-converted method interest adjustment, net of tax (6)	—	—	460	—
Net income (loss) attributable to common stockholders	3,449	(17,637)	154,856	(148,000)
Adjustments:
Income (loss) from operations adjustments	67,845	4,200	61,508	106,038
Loss on extinguishment and modification of debt	—	—	2,073	—
Amortization of debt discount (7)	—	2,407	—	3,786
Total adjustments, before income taxes	67,845	6,607	63,581	109,824
Adjustment to provision for income taxes (8)	(15,878)	440	(14,635)	(28,029)
Redemption of preferred stock in excess of carrying value (9)	—	—	—	3,496
Net adjustments	51,967	7,047	48,946	85,291
Adjusted net income (loss)	$55,416	$(10,590)	$203,802	$(62,709)

Diluted earnings (loss) per share attributable to common stockholders (10)	$0.03	$(0.20)	$1.42	$(1.69)
Adjusted diluted earnings (loss) per share (11)	$0.57	$(0.12)	$2.10	$(0.72)

Diluted weighted average common shares outstanding (10)	107,783	87,558	109,410	87,394
Adjusted diluted weighted average common shares outstanding (11)	97,307	87,558	97,110	87,394
_________________
(1)Payment made to the founders of our Carrabba’s Italian Grill concept in connection with an agreement to terminate future royalty payments.
(2)The thirteen and thirty-nine weeks ended September 26, 2021 includes: (i) an adjustment of $(3.2) million to reduce our initial recorded estimate and net $3.1 million benefit from the recognition of recoverable PIS and COFINS taxes, including accrued interest, respectively, within other revenues as a result of favorable court rulings and (ii) an accrual of $2.7 million for ISS, a Brazilian municipal service tax, in connection with royalties from our Brazilian subsidiary over the past five years, including related penalties and interest, recorded within Other restaurant operating expense as a result of an unfavorable Brazilian Supreme Court ruling.
(3)Costs incurred in connection with the COVID-19 pandemic, primarily consisting of fixed asset and right-of-use asset impairments, restructuring charges, inventory obsolescence and spoilage, contingent lease liabilities and current expected credit losses.
(4)Severance, professional fees and other costs incurred as a result of transformational and restructuring activities.
(5)Primarily includes a lease termination gain of $2.8 million.
(6)Adjustment for interest expense related to our convertible senior notes (the “2025 Notes”) weighted for the portion of the period prior to our election under the 2025 Notes indenture to settle the principal portion of our 2025 Notes in cash. The calculation of adjusted diluted earnings per share excludes the 2025 Notes interest adjustment.
(7)Amortization of debt discount related to the issuance of the 2025 Notes.

(8)Income tax effect of the adjustments for the periods presented.
(9)Consideration paid in excess of the carrying value for the redemption of preferred stock of our Abbraccio concept.
(10)Due to the GAAP net loss, the effect of dilutive securities was excluded from the calculation of GAAP diluted loss per share for the thirteen and thirty-nine weeks ended September 27, 2020.
(11)For the thirty-nine weeks ended September 26, 2021, adjusted diluted weighted average common shares outstanding was calculated assuming our February 2021 election to settle the principal portion of the 2025 Notes in cash was in effect for the entire period. For the thirteen and thirty-nine weeks ended September 26, 2021, adjusted diluted weighted average common shares outstanding was calculated excluding the dilutive effect of 10,476 and 10,453 shares, respectively, to be issued upon conversion of the 2025 Notes to satisfy the amount in excess of the principal since our convertible note hedge offsets the dilutive impact of the shares underlying the 2025 Notes.

Following is a summary of the financial statement line item classification of the net income (loss) adjustments:

	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(dollars in thousands)	SEPTEMBER 26, 2021	SEPTEMBER 27, 2020	SEPTEMBER 26, 2021	SEPTEMBER 27, 2020
Franchise and other revenues	$3,204	$—	$(3,133)	$—
Food and beverage costs	—	—	—	7,345
Other restaurant operating	64,641	—	64,641	(176)
Depreciation and amortization	—	—	—	407
General and administrative	—	4,200	—	32,056
Provision for impaired assets and restaurant closings	—	—	—	66,406
Loss on extinguishment and modification of debt	—	—	2,073	—
Interest expense, net	—	2,407	—	3,786
(Benefit) provision for income taxes	(15,878)	440	(14,635)	(28,029)
Redemption of preferred stock in excess of carrying value	—	—	—	3,496
Net adjustments	$51,967	$7,047	$48,946	$85,291

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
SEGMENT INCOME (LOSS) FROM OPERATIONS NON-GAAP RECONCILIATIONS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
U.S. Segment	SEPTEMBER 26, 2021	SEPTEMBER 27, 2020	SEPTEMBER 26, 2021	SEPTEMBER 27, 2020
Income (loss) from operations	$47,294	$29,574	$334,326	$(21,968)
Operating income (loss) margin	5.2%	4.1%	11.9%	(1.0)%
Adjustments:
Royalty agreement termination (1)	61,880	—	61,880	—
COVID-19-related costs (2)	—	—	—	72,784
Asset impairments and closure costs (3)	—	—	—	(2,205)
Adjusted income from operations	$109,174	$29,574	$396,206	$48,611
Adjusted operating income margin	12.0%	4.1%	14.0%	2.3%

International Segment
Income (loss) from operations	$1,412	$(7,926)	$7,419	$(18,209)
Operating income (loss) margin	1.4%	(16.0)%	2.9%	(8.9)%
Adjustments:
Legal and other matters (4)	5,965	—	(372)	—
COVID-19 related costs (2)	—	—	—	5,651
Adjusted income (loss) from operations	$7,377	$(7,926)	$7,047	$(12,558)
Adjusted operating income (loss) margin	7.3%	(16.0)%	2.8%	(6.1)%
_________________
(1)Payment made to the founders of our Carrabba’s Italian Grill concept in connection with an agreement to terminate future royalty payments.
(2)Costs incurred in connection with the COVID-19 pandemic, primarily consisting of fixed asset and right-of-use asset impairments, restructuring charges, inventory obsolescence and spoilage, contingent lease liabilities and current expected credit losses.
(3)Primarily includes a lease termination gain of $2.8 million.
(4)The thirteen and thirty-nine weeks ended September 26, 2021 includes: (i) an adjustment of $(3.2) million to reduce our initial recorded estimate and net $3.1 million benefit from the recognition of recoverable PIS and COFINS taxes, including accrued interest, respectively, within other revenues as a result of favorable court rulings and (ii) an accrual of $2.7 million for ISS, a Brazilian municipal service tax, in connection with royalties from our Brazilian subsidiary over the past five years, including related penalties and interest, recorded within Other restaurant operating expense as a result of an unfavorable Brazilian Supreme Court ruling.

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT INFORMATION
(UNAUDITED)
Number of restaurants (at end of the period):	JUNE 27, 2021	OPENINGS	CLOSURES	SEPTEMBER 26, 2021
U.S.:
Outback Steakhouse
Company-owned	566	2	(4)	564
Franchised	131	—	(1)	130
Total	697	2	(5)	694
Carrabba’s Italian Grill
Company-owned	199	—	—	199
Franchised	20	—	—	20
Total	219	—	—	219
Bonefish Grill
Company-owned	179	—	(1)	178
Franchised	7	—	—	7
Total	186	—	(1)	185
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	64	—	—	64
Other
Company-owned (1)	8	—	(1)	7
U.S. total	1,174	2	(7)	1,169
International:
Company-owned
Outback Steakhouse - Brazil (2)	113	—	—	113
Other (1)(3)	34	—	—	34
Franchised
Outback Steakhouse—South Korea (3)	108	7	(1)	114
Other (1)	55	—	(1)	54
International total	310	7	(2)	315
System-wide total	1,484	9	(9)	1,484
____________________
(1)U.S. Company-owned and International Franchised Other include four and three fast-casual Aussie Grill locations as of September 26, 2021. International Company-owned Other includes two Aussie Grill locations as of September 26, 2021.
(2)The restaurant counts for Brazil are reported as of May 31, 2021 and August 31, 2021, respectively, to correspond with the balance sheet dates of this subsidiary.
(3)As of September 26, 2021, we had 37 international dark kitchens that offer delivery only included in Franchised Outback Steakhouse - South Korea. In addition, we had one international dark kitchen location included within Company-owned Other as of September 26, 2021.

TABLE NINE
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED			THIRTY-NINE WEEKS ENDED
	SEPTEMBER 26, 2021		SEPTEMBER 27, 2020	SEPTEMBER 26, 2021		SEPTEMBER 27, 2020
	COMPARABLE TO 2019 (1)	COMPARABLE TO 2020	COMPARABLE TO 2019	COMPARABLE TO 2019 (1)	COMPARABLE TO 2020	COMPARABLE TO 2019
Year over year percentage change:
Comparable restaurant sales (stores open 18 months or more):
U.S. (2)
Outback Steakhouse	6.0%	18.3%	(10.4)%	3.5%	25.3%	(17.4)%
Carrabba’s Italian Grill	17.1%	28.8%	(9.0)%	10.6%	35.1%	(18.1)%
Bonefish Grill	5.7%	36.6%	(22.5)%	(2.7)%	41.2%	(31.0)%
Fleming’s Prime Steakhouse & Wine Bar	28.0%	59.6%	(20.3)%	10.8%	56.9%	(29.7)%
Combined U.S.	9.5%	25.5%	(12.8)%	4.3%	31.4%	(20.7)%
International
Outback Steakhouse - Brazil (3)	(5.1)%	109.8%	(54.8)%	(18.9)%	29.4%	(36.9)%

Traffic:
U.S.
Outback Steakhouse	(0.8)%	14.8%	(13.6)%	(2.1)%	19.6%	(18.1)%
Carrabba’s Italian Grill	12.2%	27.1%	(11.7)%	7.8%	27.0%	(15.1)%
Bonefish Grill	5.2%	25.6%	(14.7)%	(1.7)%	23.4%	(19.4)%
Fleming’s Prime Steakhouse & Wine Bar	14.4%	48.4%	(23.3)%	1.8%	38.1%	(26.6)%
Combined U.S.	2.9%	19.3%	(13.6)%	(0.1)%	21.9%	(17.9)%
International
Outback Steakhouse - Brazil	1.9%	62.5%	(37.6)%	(8.2)%	25.2%	(25.9)%

Average check per person (4):
U.S.
Outback Steakhouse	6.8%	3.5%	3.2%	5.6%	5.7%	0.7%
Carrabba’s Italian Grill	4.9%	1.7%	2.7%	2.8%	8.1%	(3.0)%
Bonefish Grill	0.5%	11.0%	(7.8)%	(1.0)%	17.8%	(11.6)%
Fleming’s Prime Steakhouse & Wine Bar	13.6%	11.2%	3.0%	9.0%	18.8%	(3.1)%
Combined U.S.	6.6%	6.2%	0.8%	4.4%	9.5%	(2.8)%
International
Outback Steakhouse - Brazil	(6.0)%	45.5%	(16.2)%	(10.3)%	5.5%	(11.0)%
____________________
(1)Represents comparable restaurant sales, traffic and average check per person increases (decreases) relative to fiscal year 2019 for improved comparability due to the impact of COVID-19 on fiscal year 2020 restaurant sales.
(2)Relocated restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.
(3)Excludes the effect of fluctuations in foreign currency rates. Includes trading day impact from calendar period reporting.
(4)Average check per person includes the impact of menu pricing changes, product mix and discounts.

TABLE TEN
BLOOMIN’ BRANDS, INC.
EBITDA RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED	THIRTY-NINE WEEKS ENDED
(dollars in thousands)	SEPTEMBER 26, 2021	SEPTEMBER 26, 2021
Net income attributable to common stockholders	$3,449	$154,856
(Benefit) provision for income taxes	(4,454)	24,827
Interest expense, net	14,245	43,863
Depreciation and amortization	40,827	122,592
EBITDA	$54,067	$346,138

TABLE ELEVEN
BLOOMIN’ BRANDS, INC.
FISCAL 2021 FOURTH QUARTER EBITDA OUTLOOK RECONCILIATION
(UNAUDITED)
THIRTEEN WEEKS ENDED
(dollars in millions)	DECEMBER 26, 2021
Net income attributable to common stockholders	At least $49M
Provision for income taxes	At least $11M
Interest expense, net	At least $14M
Depreciation and amortization	At least $41M
EBITDA	At least $115M

SOURCE: Bloomin’ Brands, Inc.